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                                                                    EXHIBIT 99.5

                           [BEAR STEARNS LETTERHEAD]

February 22, 2000

Board of Directors
Monsanto Company
800 North Lindbergh Blvd.
St. Louis, Missouri 63167

             RE: REGISTRATION STATEMENT OF MONSANTO COMPANY RELATING TO MONSANTO
                 COMPANY COMMON STOCK AND SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK BEING REGISTERED IN CONNECTION WITH THE AGREEMENT AND PLAN OF MERGER, DATED DECEMBER 19, 1999, AS AMENDED, AMONG MONSANTO COMPANY, MP SUB, INCORPORATED, A WHOLLY-OWNED SUBSIDIARY OF MONSANTO COMPANY, AND PHARMACIA & UPJOHN, INC.

Ladies and Gentlemen:

     We refer to our opinion letter, dated December 19, 1999, with respect to the merger of a newly-formed subsidiary of Monsanto Company with and into Pharmacia & Upjohn, Inc., with Pharmacia & Upjohn, Inc. continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Monsanto Company.

     We hereby consent to the reference to the foregoing opinion letter under the captions "Summary -- Opinions of Financial Advisors", "The
Merger -- Background of the Merger", "The Merger -- Our Reasons for the Merger; Recommendations of our Boards of Directors" and "Opinions of Financial Advisors" in, and to the inclusion of such opinion letter as Appendix F to, the joint proxy statement/prospectus that is part of the above-referenced Registration Statement. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Bear, Stearns & Co. Inc.

                                              By: /s/ ANTHONY J. MAGRO
                                                --------------------------------
                                                  Anthony J. Magro
                                                  Senior Managing Director